Exhibit 10(a)






July 13, 2000


The Board of Directors
Bacou USA, Inc.
10 Thurber Blvd.
Smithfield, RI 02917 - 1896

Dear Members of the Board:

This Agreement (this "Agreement") will confirm the basis upon which Bacou USA, Inc. ("Client") has engaged Deutsche Bank Securities Inc. ("Deutsche Bank") on an exclusive basis, to provide advisory and investment banking services with respect to the exploration of strategic alternatives that may lead to a possible transaction, through sale, merger, joint venture or otherwise, whether effected in a single transaction or a series of related transactions (including a transaction whereby control of Client is conveyed indirectly as a result of a transaction involving any of its upstream parent entities, including Bacou SA or Engineering H. Bacou SA, provided, however, that such transaction or series of related transactions shall also involve the sale, exchange or transfer of the shares of Client held by the public minority shareholders of Client), in which 50% or more of the voting power of Client or all or a substantial portion of its business or assets are combined with or transferred to another company (a "Transaction").

Section 1. Services to be Rendered.  Deutsche Bank agrees to perform such of the
following   financial   advisory  and  investment  banking  services  as  Client
reasonably and specifically requests:

          (a) Deutsche Bank will familiarize itself to the extent it deems appropriate and feasible with the business, operations, financial condition and prospects of Client;

          (b) Deutsche Bank will assist Client in identifying and evaluating candidates for a potential Transaction;

          (c) Deutsche Bank, in coordination with Client, will prepare and implement a marketing plan and, working with the management of and assembling information provided by Client, prepare a memorandum describing Client (the "Selling Memo") for distribution to potential parties to a Transaction;

          (d) Deutsche Bank will contact potential candidates which Deutsche Bank and Client have agreed may be appropriate for a potential Transaction, and in rendering such services, Deutsche Bank may meet with representatives of such candidates and provide such representatives with such information about Client as may be appropriate and acceptable to Client, subject to customary business confidentiality;

          (e) Deutsche Bank will advise and assist Client in considering the desirability of effecting a Transaction, and, if Client believes such a Transaction to be desirable, in developing and implementing a general strategy for accomplishing a Transaction;

          (f) Deutsche Bank will advise and assist senior management of Client in making presentations to the Board of Directors of Client concerning any proposed Transaction, as appropriate;

          (g) Deutsche Bank will advise and assist Client in the course of its negotiation of a Transaction and will participate in such negotiations as requested;

          (h) If requested by Client, Deutsche Bank will provide an opinion (in writing, if so requested) to Client's Board of Directors regarding the fairness to Client or its securityholders from a financial point of view of the consideration to be received by Client or its securityholders or the exchange ratio, as the case may be, in connection with the Transaction (the "Opinion"). The nature and scope of the investigation which Deutsche Bank would conduct in order to be able to render the Opinion, as well as the scope, form and substance of the Opinion, will be such as Deutsche Bank considers appropriate. If required by applicable law, the Opinion may be included in any disclosure document filed by Client with the Securities and Exchange Commission with respect to a proposed Transaction, provided that it is reproduced in full, and that any description of or reference to Deutsche Bank or summary of the Opinion in the disclosure document is in a form reasonably acceptable to Deutsche Bank and its counsel. Except as provided herein, the Opinion will not be reproduced, summarized or referred to in any public document or given to any other person without the prior written consent of Deutsche Bank; and

          (i) Deutsche Bank will render such financial advisory services as Client may reasonably and specifically request in connection with seeking any regulatory approvals of any proposed Transaction.

Client will furnish, and, if Client enters into negotiations with a counterparty regarding a possible Transaction, will request such counterparty to furnish, to Deutsche Bank such information as Deutsche Bank reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the "Information"). Client understands and agrees that Deutsche Bank, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding Client and any counterparties and that Deutsche Bank does not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning Client or any counterparties, including, without limitation, any financial information, forecasts or projections, considered by Deutsche Bank in connection with the rendering of its services. Accordingly, Deutsche Bank shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of Client or any counterparty. With respect to any financial forecasts and projections made available to Deutsche Bank by Client or any counterparty and used by Deutsche Bank in its analysis, Deutsche Bank shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Client or such counterparty, as the case may be, as to the matters covered thereby.

In connection with the services described in this Section 1, Client authorizes Deutsche Bank, as Client's representative, to transmit the Selling Memo to potential parties to a Transaction subject to such parties entering into customary confidentiality agreements. Client hereby acknowledges that all information contained in the Selling Memo will be provided by or based upon information provided by Client or third parties, and that Client will be solely responsible for the contents thereof to the extent that it relates to Client. Client further acknowledges and agrees that performance by Deutsche Bank of the services contemplated hereby will be in conjunction with services being rendered to Client's parent entities and its parent's shareholders and that the Selling Memo may be included with certain other information describing the businesses of Client's parent entities, including Bacou SA and Engineering H. Bacou SA, and their related affiliates.

SECTION 2. FEES. Client shall pay Deutsche Bank for its services hereunder a cash fee equal to:


          (a) in the event that Client requests, and Deutsche Bank delivers, or advises Client that it will be unable to render, the Opinion, a fee of $1,000,000, payable upon the occurrence of such delivery or advice (the "Opinion Fee");

          (b) in the event that Client requests that Deutsche Bank render an additional Opinion with respect to one or more materially amended or revised offers, an additional Opinion Fee of $500,000 with regard to each such amended or revised offer, payable upon the delivery of each additional Opinion or advice from Deutsche Bank that it will be unable to render each additional Opinion; and

          (c) in the event a Transaction is consummated, a fee, payable at closing, calculated in accordance with Schedule A attached hereto, provided that the Transaction Fee shall be limited to a total of six million dollars (the "Transaction Fee"); provided further that the Transaction Fee shall be reduced by the amount of any previously paid Opinion Fee(s).

For purposes of this Agreement and including Schedule A, the term "Aggregate Consideration" shall mean the total amount of cash and the fair market value on the date which is five days prior to the consummation of the Transaction (the "Valuation Date") of all other property paid or payable directly or indirectly to Client or any of its securityholders in connection with a Transaction (including (i) amounts paid to holders of any warrants or convertible securities of Client and to holders of any options or stock appreciation rights issued by Client, whether or not vested; (ii) the total amount of indebtedness for borrowed money or similar non-trade liabilities or obligations (including unfunded pension liabilities, guarantees, capitalized leases and the like) of Client repaid, retired, extinguished or assumed in connection with, or which otherwise remains outstanding as of the closing of, a Transaction; and (iii) the fair market value of any assets of Client which are retained by or otherwise distributed to its stockholders or affiliates in anticipation of or in connection with a Transaction).

For purposes of calculating Aggregate Consideration, (i) all shares will be deemed transferred where a Transaction is effected by the transfer of shares (A) constituting 50% or more of the then outstanding equity securities of or equity interest in Client or its subsidiaries or affiliates, or (B) possessing 50% or more of the then outstanding voting power of the outstanding equity securities of or equity interest in Client or its subsidiaries or affiliates, (ii) the value of any securities issuable in connection with a Transaction (whether debt or equity) that have an established public market (including any such securities subject to resale restrictions) will be determined on the basis of the average of the closing prices in such market on the ten stock exchange days immediately preceding Valuation Date; and the value of securities that have no established public market or other property will be the fair market value of such securities or other property on such Valuation Date as determined in good faith and upon mutual agreement of Client and Deutsche Bank, and (iii) all present value calculations will utilize a discount rate equal to the prime rate published in The Wall Street Journal on the Valuation Date (the "Prime Rate"). In the event an agreement for a Transaction provides for escrowed or contingent payments or other payments over time, the present value of such payments (discounted at the Prime Rate) shall be based upon projections developed in connection with the proposed Transaction, and Deutsche Bank's fees in respect of such payments shall be calculated based upon such present value and paid at the closing of such Transaction.

It is understood that the Aggregate Consideration payable by a buyer for purposes of determining the fee payable by Client to Deutsche Bank in the event of the consummation of a Transaction shall be that portion of the total consideration payable by the buyer for Client and Client's parent entities in the aggregate that is attributable by the buyer to the Client without regard to Client's parent entities.

SECTION 3. EXPENSES. In addition to any fees that may be payable to Deutsche Bank hereunder and regardless of whether any Transaction is proposed or consummated, Client hereby agrees, from time to time upon request, to reimburse Deutsche Bank for all reasonable fees and disbursements of Deutsche Bank's outside counsel and all of Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with any actual or proposed Transaction or otherwise arising out of Deutsche Bank's engagement hereunder, provided, however, that such fees and expenses shall not exceed $100,000 without the prior approval of Client. It is further provided that such fees and expenses, together with any fees and expenses incurred pursuant to July 13 agreement between Deutsche Bank and the majority Shareholders of Bacou S.A. (the "S.A. Shareholder agreement") shall not exceed $100,000 on a combined basis without the prior approval of Client.

SECTION 4. TERMINATION OF ENGAGEMENT. Deutsche Bank's engagement hereunder may be terminated by either Client or Deutsche Bank at any time, with or without cause, upon written advice to that effect to the other party; provided, however, that if Deutsche Bank's engagement hereunder is terminated by Shareholders for any reason other than Deutsche Bank's gross negligence or willful misconduct

          (a)  Deutsche  Bank will be  entitled  to its full fee as  outlined in
               Section 2 hereof in the event that (i) at any time prior to the expiration of 24 months after such termination by Client, a Transaction is consummated; or (ii) Client enters into a definitive agreement during the term of this Agreement or during such 24 month period which results in the consummation of a Transaction at any time; and

          (b) the provisions of this Section 4 and of Sections 3, 7 and 8 hereof shall survive such termination.

SECTION 5. RELIANCE ON OTHERS. Client confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

SECTION 6. PUBLICITY. In the event of consummation of any Transaction, Deutsche Bank shall have the right, at its own expense, to disclose its participation in such Transaction, including, without limitation, the placement of "tombstone" advertisements in financial and other newspapers and journals subject to Client's approval of the contents of such announcement, which consent shall not be unreasonably withheld. Deutsche Bank agrees that Client shall have the right to announce publicly the execution of this Agreement with Deutsche Bank subject to Deutsche Bank's prior approval of the contents of such announcement.

SECTION 7. SCOPE OF RESPONSIBILITY. Neither Deutsche Bank nor any of its affiliates (nor any of their respective control persons, directors, officers, employees or agents) shall be liable to Client or to any other person claiming through Client for any claim, loss, damage, liability, cost or expense suffered by Client or any such other person arising out of or related to Deutsche Bank's engagement hereunder except for a claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by Deutsche Bank, other than an action or failure to act undertaken at the request or with the consent of Client, that constitutes bad faith, willful misconduct or gross negligence on the part of Deutsche Bank.

SECTION 8. INDEMNITY AND CONTRIBUTION. Client agrees to indemnify and hold harmless Deutsche Bank and its affiliates (and their respective control persons, directors, officers, employees and agents) to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and disbursements of counsel and all reasonable travel and other out-of-pocket expenses incurred in connection with investigation of, preparation for and defense of any pending or threatened claim and any litigation or other proceeding arising therefrom, whether or not in connection with pending or threatened litigation in which Deutsche Bank or any other indemnified person is a party) arising out of Deutsche Bank's engagement hereunder; provided, however, there shall be excluded from such indemnification any such claims, losses, damages, liabilities, costs or expenses that arise primarily out of or are based primarily upon any action or failure to act by Deutsche Bank, other than an action or failure to act undertaken at the request or with the consent of Client, that is found in a final judicial determination (or a settlement tantamount thereto) to constitute bad faith, willful misconduct or gross negligence on the part of Deutsche Bank. In the event that the foregoing indemnity is unavailable or insufficient to hold Deutsche Bank and other indemnified parties harmless, then Client shall contribute to amounts paid or payable by Deutsche Bank and other indemnified parties in respect of such claims, losses, damages, liabilities, costs and expenses in such proportion as appropriately reflects the relative benefits received by, and, if applicable law does not permit allocation solely on the basis of benefits, fault of, Client and Deutsche Bank in connection with the matters as to which such claims, losses, damages, liabilities, costs and expenses relate and other equitable considerations, subject to the limitation that in any event Deutsche Bank's aggregate contributions in respect of such claims, losses, damages, liabilities, costs and expenses will not exceed the amount of fees actually received by Deutsche Bank pursuant to this Agreement. For purposes hereof, relative benefits to Client and Deutsche Bank of the Transaction shall be deemed to be in the same proportion that the total value received or contemplated to be received by Client and/or its security holders in connection with the Transaction bears to the fees paid to Deutsche Bank pursuant to its engagement in respect of such Transaction.

Deutsche Bank shall promptly inform Client of any pending or threatened claim or litigation or proceeding arising out of Deutsche Bank's engagement hereunder and allow, to the full extent lawful, Client to participate (at Client's cost) in the defense of any such claim, litigation or proceeding.

Client will not, without the prior written consent of Deutsche Bank, settle any litigation relating to Deutsche Bank's engagement hereunder unless such settlement includes an express, complete and unconditional release of Deutsche Bank and its affiliates (and their respective control persons, directors, officers, employees and agents) with respect to all claims asserted in such litigation or relating to Deutsche Bank's engagement hereunder; such release to be set forth in an instrument signed by all parties to such settlement.

SECTION 9. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. Any right to trial by jury with respect to any claim, action, suit or proceeding arising out of this Agreement or any of the matters contemplated hereby is waived. Client hereby submits to the non-exclusive jurisdiction of the Federal and State courts located in the County of New York, New York in connection with any dispute related to this Agreement or any of the matters contemplated hereby.

SECTION 10. NO RIGHTS IN SHAREHOLDERS, ETC. Client recognizes that Deutsche Bank has been engaged only by Client, and that Client's engagement of Deutsche Bank is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, partner or other owner of Client or any other person not a party hereto as against Deutsche Bank or any of its affiliates or any of their respective directors, officers, agents, employees or representatives. Unless otherwise expressly agreed, no one other than Client is authorized to rely upon Client's engagement of Deutsche Bank or any statements, advice, opinions or conduct by Deutsche Bank, and Client will not disclose such statements, advice, opinions or conduct to others (except Client's professional advisors and except as required by law). Without limiting the foregoing, any opinions or advice rendered to Client's Board of Directors or management in the course of Client's engagement of Deutsche Bank are for the purpose of assisting the Board or management, as the case may be, in evaluating the Transaction and do not constitute a recommendation to any shareholder of Client concerning action that such shareholder might or should take in connection with the Transaction. Deutsche Bank's role herein is that of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between Client and Deutsche Bank.

SECTION 11. DISCLOSURE. Client acknowledges that Deutsche Bank and its affiliates may have and may continue to have investment banking, financial advisory and other relationships with parties other than Client pursuant to which Deutsche Bank may acquire information of interest to Client. Deutsche Bank shall have no obligation to disclose such information to Client or to use such information in the preparation of the Opinion.

Deutsche Bank and its affiliates are engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of their trading and brokerage activities, Deutsche Bank and its affiliates may hold positions, for their own account or the account of customers, in equity, debt or other securities of Client or any company that may be involved in the Transaction.

SECTION 12. MISCELLANEOUS. In order to coordinate most effectively the activities of Client and Deutsche Bank contemplated by this Agreement, both Client (including management or other officers and directors of Client) and Deutsche Bank will promptly inform the other of inquiries of third parties which it receives concerning a Transaction. Nothing in this Agreement is intended to obligate or commit Deutsche Bank or any of its affiliates to provide any services other than as set out above. This Agreement may be executed in two or more counterparts, all of which together shall be considered a single instrument. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (both written and oral) of the parties hereto with respect to the subject matter hereof, and cannot be amended or otherwise modified except in writing executed by the parties hereto. The provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of Client and Deutsche Bank.

If you are in agreement with the foregoing, please sign and return the attached copy of this Agreement, whereupon this Agreement shall become effective as of the date hereof.
                                   Sincerely,
                                   DEUTSCHE BANK SECURITIES INC.


                                   By /s/ Richard W. Thaler, Jr.
                                      ------------------------------------------
                                          Richard W. Thaler, Jr.
                                          Managing Director


                                   By /s/ Glenn W. Crafford
                                     ------------------------------------------
                                          Glenn W. Crafford
                                          Managing Director


AGREED TO:
BACOU USA, INC.


By  /s/ Walter Stepan              By /s/ Philip B. Barr
  --------------------------------   -------------------------------------------
     Walter Stepan                        Philip B. Barr
     Co-Chairman                          President and CEO

Schedule A

Standard Fee Scale for Mergers and Acquisitions Transactions

 For Aggregate Consideration of
       Transaction                            Fee %
--------------------------------------------------------------------------------

   Less than $50 million                         -
       $50 - 99                               1.50%
       100 - 199                              1.35
       200 - 299                              1.20
       300 - 399                              1.00
       400 - 499                              0.90
       500 - 599                              0.85
       600 - 699                              0.80
       700 - 799                              0.75
       800 - 899                              0.70
       900 - 999                              0.65
     1,000 - 1,499                            0.60
     1,500 - 1,999                            0.50
     Greater than 2,000                       0.425

                                                                   Exhibit 10(b)


July 13, 2000



Bacou USA, Inc.
10 Thurber Boulevard
Smithfield, RI 02917

Attention:  Philip B. Barr, President and CEO

Dear Phil:

Some months ago, the holder of a substantial minority interest in Bacou S.A. ("BA-FR") informed us that it wished to divest its interest in BA-FR. As a result of that request, our family initiated a study of how best to raise the capital necessary to purchase the minority interest in BA-FR and also continue our current strategies toward the goal of building a multi-billion dollar global safety and security company. Fulfilling both objectives would require us to increase our financial leverage, and consequently our risk, or to dilute substantially our equity interests. This placed us at a cross roads regarding our future path, causing us to consider all strategic options, including a divestiture strategy, rather than continuing to grow the business according to the plan we have followed in Europe since 1974 and in the U.S. since we founded Bacou USA, Inc. ("BA-US") in 1993.

We have engaged Deutsche Bank as investment bankers for the purpose of seeking bids from prospective buyers and considering other strategic alternatives. We acknowledge that BA-US also has entered into an engagement letter with Deutsche Bank for the same purposes. Both BA-US and the undersigned have been separately represented in the negotiation of our respective engagement letters and have received copies of both letters. The investment bankers expect to complete the preparation of offering materials this month and should begin the process of soliciting offers (the "Offering").

Together, the four of us own directly and indirectly substantially all of the ownership interests in Engineering H. Bacou S.A. ("EHB") and a majority of the ownership interests in BA-FR. Additionally, we have entered into a contract with the holders of substantially all of the minority interests in BA-FR that will allow us to make any divestiture decisions with respect to the entire ownership interest in BA-FR.

As you know, BA-FR is the holder of 12,612,600 shares of common stock of BA-US (the "BA-US Majority Shares"). The BA-US Majority Shares will not be offered for sale directly in the offering process, but their ultimate beneficial ownership would change if we sell all of our shares in EHB and BA-FR.

Our indirect ownership interests in BA-US represent a significant part of the value of our interests in EHB and BA-FR. Therefore, in connection with the Offering, we have asked BA-US and its management for assistance in the following ways: to participate in the preparation of Offering materials; to provide the information necessary for preparation of a data room; to make management presentations to potential buyers; to assist our negotiations with potential buyers; to help us evaluate strategic alternatives to a sale of our interests; and otherwise to participate in the Offering process. Walter Stepan has agreed to lead the internal taskforce for all these activities on our behalf.

We understand that you have consulted with the Oversight Committee of the Board of Directors of BA-US concerning our request and that cooperation will be provided upon the condition that the Offering process also include an opportunity to explore the value of shares (together the "BA-US Minority
Interests") held by the other stockholders in BA-US (the "BA-US Minority Stockholders").

The purpose of this letter is to confirm your discussions with Philippe Bacou in which he agreed on our behalf that in the negotiation process with prospective bidders, we will request that any bids presented shall clearly indicate the following:

         i. The value per share being attributed in good faith to the BA-US Majority Shares (the "Per Share BA-US Majority Price"), excluding liabilities or potential liabilities of BA-FR associated with its ownership of the BA-US Majority Shares and

         ii. An undertaking by the bidder to purchase all of the BA-US Minority Interests together with the price per share at which they would effect such purchase (the "Per Share BA-US Minority Price").

Further, this will confirm that we will not accept any offer, or vote as directors or stockholders of BA-FR to cause BA-FR to accept any offer, unless
(i) the bidder has offered to purchase both our interests in EHB and BA-FR and the BA-US Minority Interests and (ii) the offer states substantially similar terms for the purchase of the BA-US Majority Shares and the BA-US Minority Interests. In this regard, we understand that "substantially similar terms" would require, inter alia, that the Per Share BA-US Minority Price will be equal to the Per Share BA-US Majority Price, and the offers for our interests in EHB and BA-FR will be required to state a comparable form of consideration as that which is offered for the BA-US Minority Interests.

We understand that the Oversight Committee of the Board of Directors of BA-US will have an obligation to make a judgment concerning the fairness of the Per Share BA-US Minority Price, and that they will retain an investment banking firm of their choice ("Advisor") to advise them on such matter. We further understand that all investment banking fees, legal fees and other expenses incurred by the Oversight Committee will be paid by BA-US.

In recognition of the obligations of the Oversight Committee and in order to facilitate the Offering process, we confirm that, if we decide to sell our interests in EHB and BA-FR, then we will accept an offer that contains a Per Share BA-US Minority Price which will support a written opinion by the Advisor to the Oversight Committee that such offer is fair from a financial point of view without the application of any discount for minority interest. If none of the offers contain a Per Share BA-US Minority Price which will support such a written opinion, then we will accept an offer that contains a Per Share BA-US Minority Price which will support a written opinion by the Advisor to the Oversight Committee that such offer is fair from a financial point of view. If none of the offers contain a Per Share BA-US Minority Price which will support either such written opinion, then, if we decide to sell our interests, we expressly reserve the right to accept any of the offers that we may receive for our interests in EHB and BA-FR, understanding that it is unlikely that the Oversight Committee would recommend to the BA-US Minority Stockholders that they participate in such a transaction. Within the framework created by this paragraph, you understand that there may be several competing offers which state different Per Share BA-US Minority Prices, and we wish to confirm that we have reserved the right within this framework to take into account each bidder's plans for the various constituencies of BA-FR and BA-US, including their employees.

We understand that BA-US has agreed that the investment banking fees and expenses due to Deutsche Bank from BA-US and the undersigned pursuant to our respective engagement letters and any indemnity obligations therein shall be apportioned between BA-US and the undersigned on the same basis as the allocation of value between BA-US and BA-FR. For this purpose, the value of BA-US shall be the product of the Per Share BA-US Minority Price and the sum of the total number of shares of BA-US issued and outstanding at the date of closing of any transaction and the number of all shares issuable pursuant to stock options which are vested and exercisable at such date; and the value of BA-FR shall be determined as the total consideration payable for all ownership interests in BA-FR less the value of its interest in BA-US (determined as the product of the number of shares of BA-US held by BA-FR at the closing date and the Per Share BA-US Minority Price). In the absence of a transaction, apportionment shall be on the basis of the relative EBITDA of BA-US and BA-FR (determined without consolidating the results of BA-US) for the year ended December 31, 1999.

We consider the matters set forth in this agreement to be our binding obligation as well as the binding obligation of any successors in ownership to our stock in EHB and BA-FR, and we confirm that in the event that any of us shall transfer any of our stock of EHB or BA-FR, he or she shall obligate our transferee(s) to enter into a similar agreement with BA-US. We agree that the undertakings contained herein shall continue until June 30, 2001 or to such earlier date as we may abandon our efforts to seek a buyer for our interests in EHB and BA-FR; provided, however, that the undertakings set forth in the preceding paragraph shall continue in full force and effect in respect of any indemnity obligations of BA-US and us referenced in such paragraph which result from any claim, litigation or proceedings initiated on or prior to June 30, 2002.

We understand that you have made a public announcement of our intent to seek a buyer or implement other strategic alternatives pursuant to a press release on July 10, 2000 and that you will make another public announcement concerning the engagement of Deutsche Bank and the execution of this agreement. We consent to such public disclosure as well as the filing of this agreement with appropriate regulatory authorities.

Please acknowledge and confirm the agreement of BA-US to the matters set forth herein by signing and returning a copy of this letter to Philippe Bacou as our representative.

Sincerely yours,


/s/ Jacqueline Maggi Bacou                              /s/ Philippe Bacou
-------------------------------                    -----------------------------
    Jacqueline Maggi Bacou                                  Philippe Bacou


/s/ Christophe Bacou                                    /s/ Veronique Mirabel
------------------------------                    ------------------------------
    Christophe Bacou                                        Veronique Mirabel

cc:      Walter Stepan, Co-Chairman of Bacou USA, Inc.
         Board of Directors of Bacou USA, Inc.


The foregoing agreement is acknowledged and confirmed this 13th day of July, 2000 by and on behalf of Bacou USA, Inc. by its duly authorized President and Chief Executive Officer.


/s/ Philip B. Barr
------------------------------
    Philip B. Barr